Exhibit 18

2014 AMENDMENT

to

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS 2014 AMENDMENT is made on the 27th day of October, 2014, between:

(1)	TOWER SEMICONDUCTOR LTD., a company incorporated in Israel (registered number 52–004199–7), having its registered office at P.O. Box 619, Migdal Haemek 23105, Israel (“the Company”);

and

(2)	BANK HAPOALIM B.M. (“the Bank”)

WHEREAS:

(A)	this registration rights agreement was originally entered into on September 28, 2006 between the Company and the Bank and amended and restated by the parties on September 25, 2008 and further amended on October 13, 2009 (“the Agreement”); and

(B)	at the request of the Company, the Company and the Banks entered into a letter agreement, dated October 27, 2014 (“the 2014 Consent Letter”), pursuant to which the Banks, inter alia, extended the repayment schedule of the loans under the Facility Agreement and the Company, inter alia, agreed to issue an additional Warrant to the Bank and to enter into this 2014 Amendment (“this Amendment”) to the Agreement,

NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.	Unless otherwise defined in this Amendment, terms defined and references contained in the Agreement, shall have the same meaning and construction in this Amendment.

2.	The Agreement is hereby amended as follows:

2.1.	The following new definitions (r) and (s)are hereby added to Section 1 (“Definitions and Interpretation”):

“(r)	“2014 Consent Letter” means the letter agreement, dated October 27, 2014, pursuant to which the Banks, inter alia, extended the repayment schedule of the loans under the Facility Agreement.

(s)	“2014 Warrant” means the Warrant granted by the Company to the Bank effective as of October 27, 2014 pursuant to the 2014 Consent Letter.”

2.2.	Existing definition (“Tarshish”) is renumbered (without any further changes) as definition (t) and existing definition (s) (“Warrant”) is hereby renumbered and amended to read in its entirety as follows:

“(u)	“Warrant” means the 2003 Warrant, the 2005 Warrant, the 2007 Warrant, the 2009 Warrant, the 2010 Warrant, the 2011 Warrant and the 2014 Warrant or any of them or any portion thereof as any of such Warrants may be amended at any time and from time to time.”

3.	Save as amended expressly pursuant to this Amendment, the provisions of the Agreement shall continue in full force and effect and the Agreement and this Amendment shall be read and construed as one instrument.

4.	This Amendment shall be governed by and construed in accordance with the laws of the State of Israel.

IN WITNESS WHEREOF, the parties have signed this 2014 Amendment on the 27th day of October 2014.

for:	TOWER SEMICONDUCTOR LTD.

By:	/s/ Oren Shirazi	/s/ Yoram Glatt

Title	CFO	Treasurer

for:	BANK HAPOALIM B.M.

By:	/s/ Irit Beahar	/s/ Irit Sigman

Title	Department Manager	Section Manager

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